Exhibit 23.3

        Consent of Independent Accountants

        We hereby consent to the inclusion of our Independent Auditors' Report dated January 8, 2004 regarding the balance sheets of Taft National Bank as of December 31, 2003 and 2002, and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended, included in the Registration Statement on Form S-4 (Pre-Effective Amendment #1), of United Security Bancshares, filed with the Securities and Exchange Commission, and the reference to our firm as experts.

/s/ Vavrinek, Trine, Day & Co., LLP

Laguna Hills, California
March 10, 2004